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                                                                    Exhibit 99.2


[INTEGRATED INFORMATION SYSTEMS LETTERHEAD]



FOR IMMEDIATE RELEASE



                      INTEGRATED INFORMATION SYSTEMS, INC.
                        ANNOUNCES NASDAQ DELISTING NOTICE


Tempe, AZ (August 14, 2002) - Integrated Information Systems, Inc. ("IIS") (Nasdaq: IISX), an innovative technology and business consultancy, today announced that it received a Nasdaq Staff Determination on August 14, 2002 indicating that IIS fails to comply with the minimum bid price per share requirement and that its common stock will be delisted from The Nasdaq SmallCap Market effective with the opening of business on August 22, 2002. IIS currently intends to file an appeal on or before August 21, 2002 and ask for a hearing before a Nasdaq Listing Qualifications Panel to review the Staff's Determination. Under Nasdaq Marketplace Rules, the hearing request will stay the delisting of IIS' common stock pending the Panel's decision.

The delisting notice states that IIS had been granted a grace period, through August 13, 2002, to regain compliance with the minimum $1.00 bid price per share requirement of Marketplace Rule 4310(c)(8)(D), that IIS had not regained compliance with that Rule and that IIS was not eligible for an additional 180-day grace period to regain compliance because it did not meet the stockholders' equity, the market value of listed securities or the net income from continued operations requirements for initial inclusion on The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). While IIS currently intends to appeal the Staff Determination, there can be no assurance that the Listing Qualifications Panel will grant IIS' request for continued listing on The Nasdaq SmallCap Market.

ABOUT IIS

Integrated Information SystemsTM is an innovative technology and business consultancy specializing in providing fully integrated and secure extended enterprise solutions. For companies who seek measurable results by delivering accurate, timely and secure information to their employees, customers, partners and suppliers, IIS offers cost-conscious, profit-minded solutions across the entire value chain with single provider accountability.

Founded in 1989, IIS employs approximately 210 employees, with offices in Bangalore, India; Boston; Denver; Madison; Milwaukee; Phoenix; and Portland, Oregon. Integrated Information Systems' common stock is traded on Nasdaq under IISX.

For more information on Integrated Information Systems, please visit our web site: WWW.IIS.COM.
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CAUTIONARY STATEMENT

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "should," and similar expressions identify forward- looking statements. Forward-looking statements in this press release include statements concerning the company's ability to maintain a listing on The Nasdaq SmallCap Market. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those indicated by such forward-looking statements, could cause the company's stock to be delisted and could cause the company's stock price to decline. Such factors include, without limitation, the success of the appeal to a Nasdaq Listing Qualifications Panel, our ability to reach settlements with lessors of vacated facilities and equipment and raise financing to fund the settlements, our ability to execute on our business plan and other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/01 and its Form 10-Q for the period ended 6/30/02.

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CONTACTS:
Bill Mahan
Chief Financial Officer
Integrated Information Systems, Inc.
(480) 317-8997